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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



                           WHOLE FOODS MARKET, INC.
                           ------------------------

                    (Exact name of registrant as specified

                                in its charter)


                      Texas                               74-1989366
              -----------------------                 -------------------
              (State of incorporation                  (I.R.S. Employer
                 or organization)                     Identification No.)

            601 North Lamar Blvd., Suite #300, Austin, Texas 78703
            ------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:


           Title of each class                   Name of each exchange on which
           to be so registered                   each class is to be registered
           -------------------                   ------------------------------

 $307,807,000 Principal Amount At Maturity of        Nasdaq National Market
    Zero Coupon Convertible Subordinated
            Debentures Due 2018

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

In response to this item, incorporated by reference is the description of the Zero Coupon Convertible Subordinated Debentures Due 2018 (the "Debentures"), of Whole Foods Market, Inc. (the "Registrant") contained under the caption "Description of Debentures" in the Prospectus (Subject to Completion) dated May 21, 1998 that forms a part of the Registrant's Registration Statement on Form S-3 (File No. 333-51419) (as amended, the "Registration Statement"). If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.

Item 2.  Exhibits.
         --------
The following exhibits are filed as a part of this Registration Statement:

       1(a)*       Form of Zero Coupon Convertible Subordinated Debenture.

       1(b)* Indenture dated March 2, 1998 between the Company and Chase Bank of Texas, National Association, as Trustee.

       2* Registration Rights Agreement dated March 2, 1998 by and among the Company, BT Alex Brown Incorporated and Morgan Stanley & Co. Incorporated.

       3 The description of the Common Stock of the Registrant contained under the caption "Description of Capital Stock" set forth on page 26 of the Prospectus (Subject to Completion) dated May 21, 1998 is incorporated herein by reference from the Registration Statement. If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.

       * Filed as an exhibit to Registration Statement on Form S-3 (File No. 333-51419) and incorporated herein by reference.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


     Dated:  May 22,  1998.

                                               WHOLE FOODS MARKET, INC.


                                               By: /s/ Glenda Flanagan
                                                   Chief Financial Officer

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                               INDEX TO EXHIBITS


      Exhibit
      Number                            Exhibit
      -------                           -------

       1(a)*       Form of Zero Coupon Convertible Subordinated Debenture.

       1(b)* Indenture dated March 2, 1998 between the Company and Chase Bank of Texas, National Association, as Trustee.

       2* Registration Rights Agreement dated March 2, 1998 by and among the Company, BT Alex Brown Incorporated and Morgan Stanley & Co. Incorporated.

       3 The description of the Common Stock of the Registrant contained under the caption "Description of Capital Stock" set forth on page 26 of the Prospectus (Subject to Completion) dated May 21, 1998 is incorporated herein by reference from the Registration Statement. If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.

       * Filed as an exhibit to Registration Statement on Form S-3 (File No. 333-51419) and incorporated herein by reference.

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